Exhibit 99.2

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters, Chairman
FOR MORE INFORMATION CONTACT:	610-581-4800
Francis J. Leto, EVP
610-581-4730
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation Board Awards Shares of Restricted Stock to Former

Key Employees of Davidson Trust Company

BRYN MAWR, Pa., May 18, 2012 (GLOBE NEWSWIRE) — Bryn Mawr Bank Corporation (Nasdaq:BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced that it has awarded 4,908 shares of its Common stock to Ernest Cecilia and 4,908 shares each to five (5) other individuals (each a “Grantee”) in connection with their employment by the Bank commencing on May 15, 2012 and as an inducement to their acceptance of such employment. Each of the Grantees had been a key employee of Davidson Trust Company (“DTC”) immediately prior to its acquisition by the Corporation and DTC’s merger into the Bank.

Hereafter in this Release any reference to “Corporation” shall include the Bank and all other subsidiaries of the Corporation.

In the case of each Grantee, 1,227 shares were fully vested immediately and not subject to any risks of forfeiture, other than the non-compete and other restrictions described below. Of the remaining 3,681, shares, 1,227 shares would vest on May 15, 2013, May 15, 2014 and May 15, 2015, respectively provided that Grantee remained continuously employed by the Corporation through the designated date.

If, at any time on or after May 15, 2012 through the end of the two-year period following a Grantee’s termination of employment with the Corporation, the Grantee engages in any activity inimical, contrary or harmful to the interests of the Corporation including, but not limited to the activities set forth below, for any shares that have become vested, the Grantee shall pay to the Corporation the market value of the shares on May 15, 2012 or the day the Grantee engaged in such activity, whichever is greater. The offending activities may include, but are not limited to:

•	conduct related to the Grantee’s employment for which either criminal or civil penalties against the Grantee may be brought;

•	violations of the Corporation’s policies, including, without limitation, the Corporation’s insider trading policy;

•	solicitation of any customer of the Corporation for business which would result in such customer terminating their relationship with the Corporation;

•	solicitation or inducement of any individual who is an employee or director of the Corporation to leave the Corporation or otherwise terminate their relationship with the Corporation;

•	disclosure or use of any confidential information or material concerning the Corporation in an inappropriate manner; or

•	participation in a hostile takeover attempt.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may”, “would”, “should”, “could”, “will”, “likely”, “possibly”, “expect,” “anticipate,” “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project”, “are optimistic”, “are looking”, “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

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